Exhibit 10.12

FOURTH AMENDMENT

TO

SPONSORED RESEARCH AGREEMENT, RESEARCH

PLAN, AND EXCLUSIVE LICENSING AGREEMENT

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This Fourth Amendment to Sponsored Research Agreement, Research Plan and Exclusive Licensing Agreement (the “Fourth Amendment”) is entered into by and between Lumera Corporation, a Washington corporation (“Lumera”) and the University of Washington, a public institution of higher education and an agency of the State of Washington (the “University”).

Recitals

1. The University and Lumera entered into a Sponsored Research Agreement, an Exclusive Licensing Agreement, a Restricted Stock Purchase Agreement, and a Voting Agreement, all dated October 20, 2000 (collectively, the “October 2000 Agreements”).

2. On August 28, 2002, the University and Lumera executed an agreement amending certain of the October 2000 Agreements entitled, “Agreement Amending Sponsored Research Agreement, Research Plan, and Exclusive Licensing Agreement” (the “First Amendment.”).

3. As part of the First Amendment, a revised Payment Schedule was agreed to as Exhibit 1 to the Amendment (the “First Amendment Payment Schedule”). Under the terms of the First Amendment Payment Schedule, in calendar year 2003, Lumera Corporation agreed to pay the University of Washington four (4) quarterly payments of $750,000 each on January 1, April 1, July 1, and October 1, 2003. As part of the First Amendment, the parties also agreed to a revised Research Plan, which was attached as Exhibit 3 to First Amendment (the “First Amendment Research Plan”).

4. Thereafter, Lumera and the University agreed to an additional modification of certain of the October 2000 Agreements and First Amendment Payment Schedule and the work to be performed by the University under the First Amendment Research Plan as reflected in an agreement entitled “Second Amendment to Sponsored Research Agreement, Research Plan, and Exclusive Licensing Agreement,” dated March 2003 (“the Second Amendment”).

5. In a letter agreement dated November 6, 2003 (the “Third Amendment”), Lumera and the University agreed to modify certain Lumera payment obligations for 2003 and 2004.

Fourth Amendment

April 2004

6. The parties again desire to modify the Sponsored Research Agreement, as amended, to provide that Lumera will reduce the level of sponsored research support, as specified herein, and the University will accordingly further reduce the scope of the Project and Project Work as described in the “Fourth Amendment Research Plan” attached hereto as Exhibit 1. Now, therefore, the parties enter into this Fourth Amendment to Sponsored Research Agreement, Research Plan, and Exclusive Licensing Agreement.

THE PARTIES THEREFORE AGREE AS FOLLOWS:

1.0	Definitions

Unless the context clearly requires otherwise, all capitalized terms as used herein shall have the same meanings as used in the October 2000 Agreements, First Amendment and Second Amendment, providing, that the October 2000 Agreements, as amended by the First Amendment, the Second Amendment and Third Amendment shall be referred to herein as the “Amended Agreements”.

2.0	Fourth Amendment Date

This Fourth Amendment shall be effective as of April 12, 2004 (the “Fourth Amendment Date”).

3.0	Modifications to 2003-2005 Payment Schedule

3.1 The First Amendment Payment Schedule, Sections 3.1, 3.2 and 3.3 of the Second Amendment, and the Third Amendment are hereby deleted and replaced in their entirety as follows:

QUARTER	AMOUNT DUE ($)	DUE DATE
2003 First Quarter	375,000	March 31, 2003
2003 Second Quarter	250,000	April 1, 2003
2003 Third Quarter	125,000	July 1, 2003
2003 Fourth Quarter	125,000	October 1, 2003
2004 First Quarter	125,000	January 1, 2004
2004 Second Quarter	125,000	April 1, 2004
2004 Third Quarter	250,000	July 1, 2004
2004 Fourth Quarter	250,000	October 1, 2004
2005 First Quarter	375,000	January 1, 2005
2005 Second Quarter	375,000	April 1, 2005

Fourth Amendment

April 2004

4.0 Amendments to Research Plan

The Parties acknowledge that the Research Plan as provided under the October 2000 Agreements (the “2000 Research Plan”) was replaced by Exhibit 3 to the First Amendment (the “First Amendment Research Plan”), and that the First Amendment Research Plan was intended to be replaced with Exhibit 1 to the Second Amendment, but no such formal modification was memorialized. Despite the lack of formal modification, the parties agreed that to the extent the University has reduced the number of University Personnel that participate in the Project Work as a result of reduced funding by Lumera, the Project Work and scope of the Project were correspondingly reduced. With this clarification, the parties reaffirm the definition of Project Work in Section 1.18 of the Sponsored Research Agreement. Any provision in the 2000 Research Plan, the First Amendment Research Plan, and the Second Amendment Research Plan that applies to any research activities after January 1, 2004 shall be deemed superseded by the Fourth Amendment Research Plan, attached hereto as Exhibit 1.

5.0 No Other Waivers or Modifications

Except for the matters expressly set forth in Sections 2, 3, and 4 of this Fourth Amendment, no other covenant, term, provision, condition or agreement of the Parties set forth in the October 2000 Agreement, the First Amendment, or the Second Amendment shall be deemed to be waived, modified, or amended in any way. Except as otherwise modified by this Fourth Amendment, the October 2000 Agreements, the First Amendment, and the Second Amendment are incorporated herein by reference. It is expressly understood that the October 2000 Agreements remain in full force and effect, except as otherwise expressly modified by the First Amendment, the Second Amendment, and this Fourth Amendment.

Lumera Corporation by its Chief Executive Officer, Thomas D. Mino, and the University of Washington by its Vice Provost, Craig Hogan, execute this Fourth Amendment.

Signature	/s/ Thomas D. Mino	Signature	/s/ Carol Zuiches

	LUMERA CORPORATION Thomas D. Mino CEO		UNIVERSITY OF WASHINGTON Craig Hogan Vice Provost for Research
Date 4/19/04
Carol Zuiches Asst. Vice Provost for Research Executive Director, Grant and Contract Services
		Date	4/22/04

Fourth Amendment

April 2004

EXHIBIT 1 TO FOURTH AMENDMENT

FOURTH AMENDMENT RESEARCH PLAN

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